Exhibit 5.1


                               April 7, 2000

Board of Directors
Exchange National Bancshares, Inc.
132 East High Street
Jefferson City, MO  65101

                          Re:  Exchange National Bancshares, Inc.
                               Registration Statement on Form S-4

Gentlemen:

          We have acted as counsel for Exchange National Bancshares, Inc., a Missouri corporation ("Exchange National"), and, at the request of Exchange National, have examined the registration statement on Form S-4 (the "Registration Statement"), to be filed on the date hereof, by Exchange National with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

          The Registration Statement relates to, among other things, the registration under the Act of 212,745 shares (the "Shares") of common stock, $1.00 par value per share, of Exchange National to be issued in connection with the proposed merger (the "Merger") of CNS Bancorp, Inc., a Delaware corporation ("CNS Bancorp") with and into, ENB Holdings, Inc., a Missouri corporation ("Acquisition Subsidiary"), pursuant to an Agreement and Plan of Merger, dated as of October 27, 1999 (the "Merger Agreement"), by and among Exchange National, Acquisition Subsidiary and CNS Bancorp, all as described in the Registration Statement.

          In the preparation of this opinion letter, we have examined originals or copies identified to our satisfaction of
(i) the Articles of Incorporation of Exchange National, as filed with the State of Missouri; (ii) the Bylaws of Exchange National;
(iii) all resolutions of the Board of Directors of Exchange National relating to the Merger and the issuance of the Shares being registered under the Registration Statement; (iv) the Merger Agreement; and (v) the Registration Statement, including the exhibits thereto. We also have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

          As to the matters of fact, we have relied upon the representations of Exchange National and CNS Bancorp contained in the Merger Agreement, and, where we have deemed

Exchange National Bancshares, Inc.
April 7, 2000
Page 2

appropriate, representations or certificates of officers of Exchange National or public officials. In our examinations, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies and the authenticity of the originals of such copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by Exchange National.

          Our opinion is limited to the matters set forth herein and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Missouri. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion letter are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion letter or to otherwise communicate with you in the event of any such change.

          Based upon and subject to the foregoing, it is our opinion that, upon effectiveness of the Registration Statement and the approval of the Merger Agreement by the shareholders of CNS Bancorp, the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement (including compliance with all conditions of the Merger set forth therein that are not waived by the parities thereto) and the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement-Prospectus forming a part of the Registration Statement. In giving such consent we do not thereby admit that we are experts or otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ STINSON, MAG & FIZZELL, P.C.

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